UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2014

UNITED COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana  47025
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (812) 537-4822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 25, 2014, William F. Ritzmann announced his retirement as President and Chief Executive Officer of United Community Bancorp (the “Company’) and United Community Bank (the “Bank”), effective June 30, 2014.  Mr. Ritzmann will remain a director of the Company and the Bank.

   On the same date, the Boards of Directors of the Company and the Bank appointed Elmer G. McLaughlin to the positions of President and Chief Executive Officer of the Company and the Bank, effective July 1, 2014.

   Mr. McLaughlin, age 62, has served as Executive Vice President and Chief Operating Officer of United Community Bancorp since inception in 2006 and of the Bank since the merger of Perpetual Federal Savings and Loan Association and Progressive Federal Savings Bank to form United Community Bank on April 12, 1999. Mr. McLaughlin is the brother of W. Michael McLaughlin, a Senior Vice President of Operations at United Community Bank.

   For more information, reference is made to the Company’s press release dated April 25, 2014, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 8.01   Other Events

    On April 24, 2014, the Board of Directors of the Company declared a cash dividend on the Company’s outstanding shares of stock. The dividend of $0.06 per share will be paid on or about May 29, 2014 to stockholders of record on May 9, 2014.

   A copy of the press release dated April 24, 2014 announcing the cash dividend is included as Exhibit 99.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Number  Description

99.1Press Release dated April 25, 2014
                        99.2           Press Release dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: April 25, 2014	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer